DEAN HELLER                                      FILED #  C 13989-04
SECRETARY OF STATE                                   JUN 03 2004
204 NORTH CARSON STREET, SUITE 1                  IN THE OFFICE OF
CARSON CITY, NEVADA 89701-4298                    /S/ DEAN HELLER
(775) 684 5708                              DEAN HELLER, SECREATRY OF STATE
WEBSITE: SECRETARYOFSTATE.BIZ

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Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)
-----------------------------------

IMPORTANT: READ ATTACHED INSTRUCTIONS           ABOVE SPACE FOR OFFICE USE ONLY.
BEFORE COMPLETING FORM.

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1.   Name of Corporation:
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MARMION INDUSTRIES CORP.
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2.   The articles have been amended as follows (provide article numbers, if available):
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The number of shares the Corporation is authorized to issue is hereby amended from 2,000,000,000 shares , par value $0.001 per share to 300,000,00 shares, par value $0.001 per share.

Paragraph 1 of the Article titled "Capital Stock" of the Corporation's Articles of Incorporation is hereby deleted in its entirety and the following substituted in its place:

1. Authorized Stock. The total number of shares of stock which the Company shall have authority to issue is 300,000,000 consisting of 290,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")

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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: one share of common stock
                                                      --------------------------

4.     Effective date of filing (optional):
                                           -------------------------------------
                                             (must not be later than 90 days
                                              after the certificate is filed)

5.     Officer Signature (required): /s/ Illegible
                                    --------------------------------------------

If any proposed amendment would alter or change any preference of any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED                Nevada Secretary of State AM 78.385
BY APPROPRIATE FEES.                                                  Amend 2003
SEE ATTACHED FEE SCHEDULE.                                  Revised on: 11/03/03


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